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                                                                  EXHIBIT 10.133

                               CONTINUING GUARANTY
                          (Corporation or Partnership)


GUARANTOR:             ALTERRA HEALTHCARE CORPORATION
                   Name
                      450 NORTH SUNNYSLOPE ROAD, SUITE 300, BROOKFIELD, WI 53005
                    Address of Chief Executive Office

                    a [X] corporation [ ] general partnership [ ] limited
                    partnership [ ]           organized under the laws of
                                    ----------
                    the State of New York

BORROWER:                    CLIFTON PARK ROUTE 146, LLC
                    Name
                             250 South Clinton Street, Syracuse, New York 13202
                    Address

BANK: Manufacturers and Traders Trust Company, One M&T Plaza, Buffalo, New York 14240 Attention: Office of General Counsel

     1. GUARANTY. (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform is obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

          (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Bank is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration.

     2. CONTINUING, UNCONDITIONAL AND UNLIMITED GUARANTY. This Guaranty is irrevocable, continuing, unconditional and general without any limitation unless specified in the following blank: The Guarantor's obligation shall not in any event

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exceed $4,720,000.00 plus interest, premiums and Expenses (as defined below).

     2. GUARANTOR'S WAIVERS. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Bank; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Bank and Borrower; or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

          (b) WAIVERS OF NOTICE, ETC. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Bank's reliance on or enforcement of this Guaranty.

          (c) WAIVER OF SUBROGATION. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

     3. TERMINATION; REINSTATEMENT. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Bank officer named above of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Bank to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Bank acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such

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Obligations, or related expenses. If any payment the Bank has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Bank has actually received payment in full of the Obligations.

     3. EXPENSES. Guarantor agrees to reimburse the Bank on demand for all the Bank's expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Bank in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively, "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Bank.

     4. FINANCIAL AND OTHER INFORMATION. Guarantor shall promptly deliver to the Bank copies of all annual reports, proxy statements and similar information distributed to shareholders or partners and of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation and shall provide in form satisfactory to the Bank: (i) within sixty days after the end of each of its first three fiscal quarters, consolidating and consolidated statements of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end; and (ii) within ninety days after the end of each fiscal year, consolidating and consolidated statements of Guarantor's income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be: |_| AUDITED |_| REVIEWED |X| COMPILED by an independent certified public accountant acceptable to the Bank; all such statements shall be certified by Guarantor's chief financial officer or partner to be correct, not misleading and in accordance with Guarantor's records and to present fairly the results of Guarantor's operations and cash flows and if annual its financial position at year end in conformity with generally accepted accounting principles. If no box is checked, Guarantor shall deliver financial statements and information in the form and at the times satisfactory to the Bank. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Bank in such statements.

     5. SECURITY; RIGHT OF SETOFF. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Bank, Guarantor hereby grants to the Bank a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Bank including without limitation all deposits and other accounts owing at any time by the Bank in any capacity to Guarantor in any capacity (collectively, "Property"). The Bank shall have the right to set off Guarantor's Property against any of Guarantor's obligations to the Bank

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and shall have all of the rights and remedies of a secured party under the
Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law

     5. NO TRANSFER OF ASSETS. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

     6. NONWAIVER BY THE BANK; MISCELLANEOUS. This is the entire agreement between Guarantor and the Bank with respect to the Guaranty. This Guaranty may be assigned by the Bank, shall inure to the benefit of the Bank and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Bank are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Bank by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Bank of any right or remedy shall preclude exercise by the Bank at any time at its sole option of the same or any other right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver or amendment of any right or remedy of the Bank or release by the Bank shall be effective unless made specifically in writing by the Bank. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

     7. JOINT AND SEVERAL; PRIMARY OBLIGATION. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Bank need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

     8. AUTHORIZATION. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent, as evidenced by the attached certificates, or (as

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appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

     8. GUARANTOR'S CONSENTS TO JURISDICTION. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State or federal court located in the State of New York, (b) waives objection to the laying of venue, (c) waives personal service of process and subpoenas, (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the last address shown in the Bank's records relating to this Guaranty, with such service to be deemed completed five days after mailing, (e) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (f) waives any right to attack a final judgment that is obtained as a direct or indirect result of any such action and (g) consents to each such final judgment being sued upon in any court having jurisdiction. A separate action may be brought against Guarantor whether or not action is brought against or joined with Borrower or any other party.

     9. WAIVER OF JURY TRIAL. Guarantor and the Bank each waive any right to trial by jury in any action with respect to this Guaranty.


                                   GUARANTOR:

TIN # 39-1771281                              ALTERRA HEALTHCARE CORPORATION
    ------------                              ------------------------------
                                              By:  [S] Mark Ohlendorf
                                                   ------------------
                                              Mark Ohlendorf, Sr. VP
                                              -----------------------
NOTICE: FOR PURPOSES OF THIS                  Typed Name and title
GUARANTY "OBLIGATIONS" IS NOT
LIMITED TO PRESENTLY EXISTING                 By:
INDEBTEDNESS, LIABILITIES AND
OBLIGATIONS.
                                              Typed Name and Title

                                              Dated:   December 22, 1999


                                 ACKNOWLEDGMENT

STATE OF WISCONSIN  )
         ---------
                     : SS.
COUNTY OF         WAUKESHA )
                  ---------
On the 20th day of December in the year 1999 , before me personally came Mark
       ----        --------               --                             ----





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Ohlendorf
---------

[ ] Partnership to me known and known to me to be a general partner of the partnership described in and which executed the above instrument, and __he duty acknowledged to me that __he executed the above instrument for and on the behalf of said partnership.

[X] Corporation to me known, who, being by me duly sworn, did depose and say that __he resides in

                                                                 Pewaukee, Wis.
                                                                 --------------

                                       ;

                    that __he is the Sr. VP of ALTERRA HEALTHCARE CORPORATION, the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.

                                                                [S] J. C. Hansen
                                                               -----------------
                                                               Notary Public

FOR BANK USE ONLY
Authorization Confirmed:


SIGNATURE

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                         RIDER A TO CONTINUING GUARANTY

              Rider A to Continuing Guaranty dated December 22, 1999

                                GIVEN TO BANK BY

                         ALTERRA HEALTHCARE CORPORATION


This Rider A to Continuing Guaranty shall be attached to and become a part of a certain Continuing Guaranty, given to Bank by ALTERRA HEALTHCARE CORPORATION, dated the date hereof.

In the event of any inconsistency between this Rider A to Continuing Guaranty and the terms of the pre-printed Continuing Guaranty (to which this Rider A is attached), this Rider A to Continuing Guaranty shall prevail. Otherwise, the terms of the Continuing Guaranty shall remain in full force and effect.

Section 1, GUARANTY, Subsection (a) shall be deleted in its entirety and replaced with the following:

         (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank due in connection with a certain Consolidated Mortgage Note (the "Note"), executed and delivered to Bank by Borrower, in the maximum principal amount of Four Million Seven Hundred Twenty Thousand and 00/100 Dollars ($4,720,000.00), plus interest and Expenses (the "Obligations"). Upon ten (10) days written notice of a demand by Bank, Guarantor will pay or perform its obligations under this Guaranty. This is a guaranty of payment, not collection. Guarantor understands that the Bank can bring an action under this Guaranty without being required to exhaust other remedies or demand payment first from other parties.

Section 2, CONTINUING, UNCONDITIONAL AND UNLIMITED GUARANTY, shall be deleted in its entirety and replaced with the following:

         This Guaranty is irrevocable, continuing and unconditional. The Guarantor's obligation shall not in any way exceed Four Million Seven Hundred Twenty Thousand and 00/100 Dollars ($4,720,000.00), plus interest, Expenses, and all other amounts owed pursuant to the Note or any documentation given in connection therewith (collectively, the "Loan Documents").

Section 3, GUARANTOR'S WAIVERS, Subsection (b), WAIVERS OF NOTICE, ETC., shall be deleted in its entirety and replaced with the following:

         (b) WAIVERS OF NOTICE, ETC. Unless notice or demand is required hereunder

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and by any other Loan Document, the Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Bank's reliance on or enforcement of this Guaranty.

Section 3, GUARANTOR'S WAIVERS, Subsection (c), WAIVER OF SUBROGATION, shall be deleted in its entirety and replaced with the following:

         (c) WAIVER OF SUBROGATION. Notwithstanding any other provision in this Guaranty, for so long as an Event of Default (as defined in the Loan Documents) continues, Guarantor irrevocably waives, without notice, any right he may have at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty beginning three (3) days after demand for payment upon Borrower.

The last sentence in Section 5, Expenses, shall be deleted in its entirety and replaced with the following:

         Expenses will accrue interest at a rate no greater than the Default Rate as defined in the Note until payment is actually received by the Bank.

Section 6, FINANCIAL AND OTHER INFORMATION, shall be deleted in its entirety and replaced with the following:

         FINANCIAL STATEMENt. Guarantor will advise Bank in writing if Guarantor operates on other than a calendar-year basis. Guarantor will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to Bank, within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a copy of the annual audited financial statements of Guarantor relating to such fiscal year, such statements to include (a) the balance sheet of Guarantor as at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of Guarantor for such fiscal year, prepared by such certified public accountants as may be reasonably satisfactory to Bank. Guarantor will also provide Bank with copies of internally prepared financial statements and covenant compliance certificates in form satisfactory to Bank within sixty (60) days of the conclusion of the last day of each Guarantor's financial quarters.

Section 8, NO TRANSFER OF ASSETS, shall be intentionally deleted.


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Section 11, GUARANTOR'S CONSENTS TO JURISDICTION, Subsection (e) shall be deleted in its entirety and replaced with the following:
         (e) Guarantor waives any rights to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, excluding however, any rights to assert any counterclaim or setoff or any defense with respect to (i) payment, (ii) the intentional or willful misconduct or gross negligence of the Bank, or (iii) any counter-claim, setoff or defense which would otherwise be permanently barred if not introduced therein.

Section 13, VOLUNTARY, shall be deleted in its entirety and replaced with the following:

         Guarantor certifies that this Guaranty is voluntary.

                         ALTERRA HEALTHCARE CORPORATION



                         By:     /s/ Mark W. Ohlendorf
                                 ---------------------